Industry Canada
                                                        Industrie Canada

Certificate                                              Certificat
of Incorporation                                        de constitution


Canada Business Corporations Act                        Loi canadienne sur les
                                                        societes par actions





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
                RADIATE RESEARCH INC.
                                                                              624659-1
Name of corporation-Denomination de la societe           Corporation number-Numero de la societe



I hereby certify that the above-named corporation,        Je certifie que la societe susmentionnee, dont les
the articles of incorporation of                          statuts constitutifs sont joints, a ete constituee
which are attached, was incorporated under the Canada     en societe en vertu de la Loi canadienne sur les
Business Corporations Act.                                societes par actions.

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



                                             June 10, 2004 / le 10 juin 2004
Director - Directeur              Date of Incorporation - Date de constitution


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
Industry Canada                    Industrie Canada        ELECTRONIC TRANSACTION  RAPPORT DE LA TRANSACTION
                                                           REPORT                  ELECTRONIQUE

Canada Business Corporations Act   Loi canadienne sur      ARTICLES OF             STATUTS CONSTITUTIFS
                                   les societes par        INCORPORATION           (ARTICLE 6)
                                   actions                 (SECTION 6)
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Processing Type - Mode de traitement:

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1. Name of Corporation - Denomination de la societe

RADIATE RESEARCH INC.

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2. The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada ou se situera le siege social

ON

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3. The classes and any maximum number of shares that the corporation is authorized to issue - Categories et le nombre maximal d'actions que la societe est autorisee a emettre annexed Schedule 1 is incorporated in this form. L'annexe 1 ci-jointe fait partie integrante de la presente formule.

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4. Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu

The annexed Schedule 2 is incorporated in this form. L'annexe 2 ci-jointe fait partie integrante de la presente formule.

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5. Number (or minimum and maximum number ) of directors - Nombre ( ou nombre minimal et maximal ) d'administrateurs

Minimum: 1 Maximum: 9

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6. Restrictions if any, on business the corporation may carry on Limites imposees a l'activite commerciale de la societe, s'il y a lieu

The annexed Schedule 3 is incorporated in this form. L'annexe 3 ci-jointe fait partie integrante de la presente formule.

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7. Other provisions, if any - Autres dispositions, s'il y a lieu

The annexed Schedule 4 is incorporated in this form. L'annexe 4 ci-jointe fait partie integrante de la presente formule.

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8. Incorporators - Fondateurs
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Name(s) - Nom(s)     Address (including postal code) - Adresse (inclure le code postal)             Signature
ROBERT DAVID FORD        204-535 LEGGET DRIVE, OTTAWA, ONTARIO, CANADA, K2K 3B8                     ROBERT DAVID FORD

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                               SCHEDULE / ANNEXE 1


The corporation is authorized to issue an unlimited number of shares of one class referred to as common shares.





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                               SCHEDULE / ANNEXE 2


The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of: a. The directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR b. The shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.





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                               SCHEDULE / ANNEXE 3


None




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                               SCHEDULE / ANNEXE 4


a. The number of shareholders in the Corporation, exclusive of employees and former employees who, while employed by the Corporation were, and following the termination of that employment, continue to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered holders of one or more shares being counted as one shareholder.

b. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

c. If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:

       i. borrow money upon the credit of the Corporation;
       ii. issue, reissue, sell or pledge debt obligations of the Corporation;
       and
       iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation. Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law. Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

d. The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.